                                                                     Exhibit 3.4


                  CERTIFICATE OF DESIGNATION, PREFERENCES AND
                     RIGHTS OF SERIES A-2 PREFERRED STOCK

                                      of

                           AMERICASDOCTOR.COM, INC.

              Pursuant to Section 151 of the General Corporation
                         Law of the State of Delaware


     We, Steven M. Rauscher, Chief Executive Officer, President and Assistant Secretary, and David R. Adamoli, Chief Financial Officer and Secretary, of AmericasDoctor.com, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware, in accordance with the provisions of
Section 103 thereof, DO HEREBY CERTIFY:

     That on March 23, 2000, pursuant to the authority conferred upon the Board of Directors by the Corporation's Amended and Restated Certificate of Incorporation, the Board of Directors of the Corporation (the "Board of Directors") adopted the following resolution creating a series of "Series A-2 Preferred Stock" consisting of One Hundred Ninety-Eight Thousand Four Hundred Fifty-One (198,451) shares of Preferred Stock of the Corporation:

     RESOLVED, that pursuant to the authority vested in the Board of Directors in accordance with the provisions of its Amended and Restated Certificate of Incorporation, a series of Preferred Stock of the Corporation be, and it hereby is, created and the designation and amount thereof and the voting powers, preferences and relative participating, optional, conversion and other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof, are as follows:

     Section 1.  Designation and Amount.  The shares of such series shall be
                 ----------------------
designated as "Series A-2 Preferred Stock" and the number of shares constituting such series shall be One Hundred Ninety-Eight Thousand Four Hundred Fifty-One (198,451) (the "Series A-2 Preferred Stock").

     Section 2.  Certain Definitions.  Capitalized terms used but not defined
                 -------------------
herein shall have the meanings given to them in the Corporation's Amended and Restated Certificate of Incorporation.

     Section 3.  Dividends and Distributions.
                 ---------------------------

          (a) Subject to the prior and superior rights of the holders of any shares of any series of Preferred Stock ranking prior and superior to the shares of Series A-2 Preferred Stock with respect to dividends, the holders of shares of Series A-1 Preferred Stock, Series A-2 Preferred Stock, Series A-3 Preferred Stock, Series A-4 Preferred Stock, Series A-5 Preferred Stock, Series A-6 Preferred Stock, Series A-7 Preferred Stock and all other series of Preferred Stock hereafter designated that rank equal to the foregoing series (on a parity basis) shall be entitled to receive, when, as and if declared by the Corporation's Board of Directors out of funds legally available therefor, prior to and in preference to any declaration or payment of any dividend (payable other than in Common Stock or other securities and rights convertible into or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock) on the Common Stock, Series B Preferred Stock, Series C Preferred Stock or Series E Preferred Stock, dividends, as the Board of Directors may determine from time to time, in a cumulative amount per share (rounded to the nearest cent) at the rate of 8.0% per annum based on the Liquidation Value (as hereinafter defined). The "Liquidation Value" shall mean with respect to the Series A-2 Preferred Stock, $7,500,000, divided by the difference of 198,451 less the number of shares of Series A-2 Preferred Stock that are canceled pursuant to the Escrow Agreement by and among the Corporation, Timothy Buono, Joseph Esposito and LaSalle Bank National Association (the "Escrow Agreement") per share (as adjusted to reflect any stock dividend, distribution or similar event). In the event the Corporation declares any other cash dividends or any dividend payable in (i) securities of other persons, (ii) evidences of indebtedness issued by the Corporation or other person, (iii) assets (excluding cash dividends) or (iv) options or rights to purchase any such securities or evidences of indebtedness, then, in each such case the holders of the Series A-1 Preferred Stock, Series A-2 Preferred Stock, Series A-3 Preferred Stock, Series A-4 Preferred Stock, Series A-5 Preferred Stock, Series A-6 Preferred Stock, Series A-7 Preferred Stock and all other series of Preferred Stock that rank equal to the foregoing series (on a parity basis) will be entitled to a proportionate share of any such dividend as though the holders of such series of Preferred Stock were the holders of the number of shares of Class A Common Stock of the Corporation into which their respective shares of Preferred Stock are convertible as of the record date fixed for determining the holders of Class A Common Stock of the Corporation entitled to receive such distribution. Upon the occurrence of each adjustment of the Liquidation Value pursuant to this Section 3(a), the Corporation, at its expense, shall promptly compute each adjustment in accordance with the terms thereof, and furnish to each holder of Series A-2 Preferred Stock a certificate setting forth the amount of such adjustment and showing in detail the facts upon which such adjustment is based. Upon the expiration of the term of the Escrow Agreement, the Corporation shall deliver a certificate of the type described in the immediately preceding sentence. As soon as reasonably practicable after the later of (i) the twentieth (20/th/) day after the delivery of such certificate or (ii) the date of resolution of any dispute relating to such certificate raised by a holder of the Series A-2 Preferred Stock, the Corporation shall without being required to obtain any vote or consent of the holders of the Series A-2 Preferred Stock or any other class or series of its capital stock, file a revised Certificate of Designation to reflect the Liquidation Value as adjusted pursuant to this
Section 3(a).

          (b) The Corporation may declare and pay dividends or distributions upon shares of Class A Common Stock (other than dividends or distributions payable entirely in shares of Class A Common Stock), only if a dividend has been declared upon the then outstanding shares of Series A-1 Preferred Stock, Series A-2 Preferred Stock, Series A-3 Preferred Stock, Series A-4 Preferred Stock, Series A-5 Preferred Stock, Series A-6 Preferred Stock, Series A-7 Preferred Stock and all other series of Preferred Stock that rank equal to the foregoing series (on a parity basis) having (i) the same record date and payment date as the dividend declared and payable on the Class A Common Stock and (ii) a value per share of Series A-1 Preferred Stock, Series A-2 Preferred Stock, Series A-3 Preferred Stock, Series A-4 Preferred Stock, Series A-5 Preferred Stock, Series A-6 Preferred Stock, Series A-7 Preferred Stock and all other series of Preferred Stock that rank equal to the foregoing series, as applicable, equal to the greater of (A) the amount of dividends that would have accrued if such dividends had accrued at the rate of 8.0% per annum based on the applicable Liquidation Value from and including the issue date to the record date of such distribution (less any dividends actually declared and paid or set aside for payment to the holders of the Series A-1 Preferred Stock, Series A-2 Preferred Stock, Series A-3 Preferred Stock, Series A-4 Preferred Stock, Series A-5 Preferred Stock, Series A-6 Preferred Stock, Series A-7 Preferred Stock and all other series of Preferred Stock that rank equal to the foregoing series, as applicable, prior to such date) and (B) the product of (1) the value per share of the dividend declared and payable on the Class A Common Stock and (2) the largest number of whole shares of Class A Common Stock into which each share of such series of Preferred Stock is convertible on the record date for such dividend (less any dividends actually declared and paid or set aside for payment to the holders of such series of Preferred Stock prior to such date).

          (c) No right shall accrue to holders of shares of Series A-2 Preferred Stock by reason of the fact that dividends on said shares are not declared in any prior year, nor shall any undeclared or unpaid dividend bear or accrue interest. Dividends, if declared and paid or set apart for payment, must be paid or set apart for payment on all shares of Series A-1 Preferred Stock, Series A-2 Preferred Stock, Series A-3 Preferred Stock, Series A-4 Preferred Stock, Series A-5 Preferred Stock, Series A-6 Preferred Stock, Series A-7 Preferred Stock and all other series of Preferred Stock that rank equal to the foregoing series, contemporaneously.

     Section 4.  Voting Rights.  The holders of shares of Series A-2 Preferred
                 -------------
Stock have the following voting rights in addition to any voting rights as may be provided by law:

          (a) Each share of Series A-2 Preferred Stock entitles the holder thereof to notice of any stockholders' meeting and to that number of votes equal to the number of shares of Class A Common Stock into which such Series A-2 Preferred Stock is convertible as of the record date for such meeting.

          (b) Except as may otherwise be provided herein or in the Amended and Restated Certificate of Incorporation of the Corporation, the holders of the Series A-2 Preferred Stock and the holders of all other shares of capital stock of the Corporation shall vote together as a single class.

          (c) In addition to such voting rights as may be provided by law, as long as a number of shares of Series A-1 Preferred Stock, Series A-2 Preferred Stock, Series A-3 Preferred Stock, Series A-4 Preferred Stock, Series A-5 Preferred Stock, Series A-6 Preferred Stock, Series

A-7 Preferred Stock and all other series of Preferred Stock that rank equal to the foregoing series that would then be convertible into at least 350,000 shares of Class A Common Stock (as adjusted to reflect any stock dividend, distribution or similar transaction) is outstanding, the Corporation must obtain the affirmative vote or written consent of the holders of a majority of the outstanding shares of the Series A-1 Preferred Stock, Series A-2 Preferred Stock, Series A-3 Preferred Stock, Series A-4 Preferred Stock, Series A-5 Preferred Stock, Series A-6 Preferred Stock and all other series of Preferred Stock that rank equal to the foregoing series (other than the shares of Series A-7 Preferred Stock and any other series of Preferred Stock hereafter designated that generally ranks equal to the Series A-1 Preferred Stock, Series A-2 Preferred Stock, Series A-3 Preferred Stock, Series A-4 Preferred Stock, Series A-5 Preferred Stock and Series A-6 Preferred Stock except with respect to voting rights) voting together as a single class on an as-converted basis to:

                    (i) except as required by Sections 3.4(d), 3.5(f) or 5(j) of the Investor Rights Agreement (as hereinafter defined), increase the number of authorized or designated shares of any class or series of capital stock;

                    (ii) apply any of its assets to redeem, retire or repurchase, directly or indirectly, shares of the Corporation's capital stock unless such shares are redeemed, retired or repurchased
          (A) at cost from directors, officers, employees, affiliates or consultants, (B) pursuant to any redemption or repurchase rights of the Corporation under agreements existing as of the Original Issue Date (as hereinafter defined), (C) under any existing or future clinical research services agreements, the form of which has been approved by the compensation committee of the Board of Directors or a majority of the non-employee members of the Board of Directors, or (D) agreements approved by the compensation committee of the Board of Directors or a majority of the non-employee members of the Board of Directors;

                    (iii) acquire, directly or indirectly, another corporation or entity or an interest therein in exchange for consideration with a fair market value in excess of $10 million;

                    (iv) pay or declare any dividend or other distribution on any shares of capital stock of the Corporation;

                    (v)    liquidate or dissolve the Corporation;

                    (vi) assign any intellectual property rights of the Corporation other than (a) in the ordinary course of business or (b) as approved by the Board of Directors; or

                    (vii) authorize or approve any merger, consolidation, business combination, sale of all or substantially all of the assets of the Corporation or similar transaction with or into any other corporation, unless the stockholders of the Corporation immediately prior to such transaction will hold at least a majority of the voting equity securities of the surviving corporation immediately following such transaction.

          (d) In addition to such voting rights as may be provided by law, as long as a number of shares of Series A-2 Preferred Stock that would then be convertible into at least 100,000 shares of Class A Common Stock is outstanding (as adjusted to reflect any stock dividend, distribution or similar transaction), the Corporation must obtain the affirmative vote or written consent of the holders of a majority of the outstanding shares of the Series A-2 Preferred Stock voting together as a single class to:

                    (i) alter, change or amend the Amended and Restated Certificate of Incorporation or By-laws, whether by amendment, merger or otherwise, in a manner which adversely affects the holders of the Series A-2 Preferred Stock or the preferences, rights, privileges or powers of, or the restrictions provided for the benefit of, the Series A-2 Preferred Stock; or

                    (ii) authorize, create or issue any other class or series of shares of capital stock, or reclassify any shares of capital stock into shares, on parity with or having a preference or priority over the Series A-2 Preferred Stock as to voting, dividend, redemption or liquidation rights.

     Section 5.  Liquidation Rights.  In the event of any Liquidation (as
                 ------------------
hereinafter defined):

          (a) The holders of each share of Series A-2 Preferred Stock will be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of the Series B Preferred Stock, the Series C Preferred Stock, the Series E Preferred Stock and the Common Stock of the Corporation, and on a parity basis with the holders of the Series A-1 Preferred Stock, Series A-3 Preferred Stock, Series A-4 Preferred Stock, Series A-5 Preferred Stock, Series A-6 Preferred Stock, Series A-7 Preferred Stock and all other series of Preferred Stock that rank equal to the foregoing series, by reason of their ownership thereof, an amount (the "Liquidation Preference") equal to the sum of (i) the Liquidation Value per share for each share of Series A-2 Preferred Stock then held by them, and (ii) the amount of dividends which would have accrued if such dividends had accrued cumulatively at the rate of 8.0% per annum on said Liquidation Value per share (whether or not declared), from and including the issue date to the date of such Liquidation (such cumulative amount to be computed on the basis of a 360-day year of 30-day months and, for any period less than a month, the actual number of days elapsed in such month), less any dividends actually declared and paid or set apart for payment prior to such date. If the assets or surplus funds of the Corporation to be distributed to the holders of the Series A-1 Preferred Stock, Series A-2 Preferred Stock, Series A-3 Preferred Stock, Series A-4 Preferred Stock, Series A-5 Preferred Stock, Series A-6 Preferred Stock, Series A-7 Preferred Stock and all other series of Preferred Stock that rank equal to the foregoing series as set forth above are insufficient to permit the payment to such holders of their full Liquidation Preference, the assets and surplus funds of the

Corporation legally available for distribution shall be distributed ratably among such holders in proportion to the full Liquidation Preference each such holder is otherwise entitled to receive.

          (b) The amounts to be paid or set apart for payment to the holders of the Series A-1 Preferred Stock, Series A-2 Preferred Stock, Series A-3 Preferred Stock, Series A-4 Preferred Stock, Series A-5 Preferred Stock, Series A-6 Preferred Stock, Series A-7 Preferred Stock and all other series of Preferred Stock that rank equal to the foregoing series under this Section 5 shall be paid or set apart for payment before the payment or setting apart for payment of any amount for, or the distribution of any assets of the Corporation to, the holders of the Series B Preferred Stock, the Series C Preferred Stock, the Series E Preferred Stock and the Common Stock in connection with such Liquidation. After the payment or the setting apart of payment to the holders of the Series A-1 Preferred Stock, Series A-2 Preferred Stock, Series A-3 Preferred Stock, Series A-4 Preferred Stock, Series A-5 Preferred Stock, Series A-6 Preferred Stock, Series A-7 Preferred Stock and all other series of Preferred Stock that rank equal to the foregoing series of the amounts so payable to them, any remaining assets then shall be distributed (i) first, to the holders of the Series E Preferred Stock in accordance with the terms thereof, (ii) then, to the holders of the Series B Preferred Stock and the Series C Preferred Stock in accordance with the terms thereof, (iii) then, to the holders of the Common Stock in an aggregate amount equal to the above amounts paid to the holders of the Series A-1 Preferred Stock, the Series A-2 Preferred Stock, the Series A-3 Preferred Stock, the Series A-4 Preferred Stock, the Series A-5 Preferred Stock, the Series A-6 Preferred Stock, the Series A-7 Preferred Stock, all other series of Preferred Stock that rank equal to the foregoing series, the Series B Preferred Stock, the Series C Preferred Stock and the Series E Preferred Stock. Thereafter, any remaining assets shall be distributed ratably to the holders of outstanding shares of the Preferred Stock and the Common Stock, each share of Preferred Stock being treated for such purpose as the number of shares of Class A Common Stock into which it could then be converted.

          (c) Whenever the distribution provided for in this Section 5 shall be payable in property other than cash, the value of such distribution shall be the fair market value of such property, as determined in good faith by the Board of Directors.

          (d)  For purposes of this Section 5, a "Liquidation" shall include:

                    (i) a liquidation, dissolution or winding up of the Corporation (other than any liquidation, dissolution or winding up solely in connection with any reincorporation of the Corporation in another jurisdiction);

                    (ii) a sale or other disposition (excluding any bona fide granting of security interest therein) of all or substantially all of the assets of the Corporation (whether held directly or indirectly through one or more subsidiaries) other than to one or more directly or indirectly wholly owned subsidiaries;

                    (iii) any merger or business combination of the Corporation, other than (A) a merger or business combination resulting in the holders of the outstanding capital stock of the Corporation entitled to vote for the election of members of the Board of Directors immediately prior to such merger or business combination holding at least a majority of the outstanding capital stock of the surviving or resulting entity entitled to vote for the election of members of the Board of Directors of such entity or (B) a merger or business combination satisfying the requirements of
          Section 4(c)(vii) hereof; or

                    (iv) any event which results in the holders of the outstanding capital stock of the Corporation entitled to vote for the election of members of the Board of Directors immediately prior to such event no longer holding at least a majority of the outstanding capital stock of the Corporation entitled to vote for the election of members of the Board of Directors of such entity other than a merger or business combination satisfying the requirements of Section 4(c)(vii) hereof.

     Section 6.  Conversion.  The holders of the Series A-2 Preferred Stock
                 ----------
shall have conversion rights as follows (the "Conversion Rights"):

          (a) Each share of Series A-2 Preferred Stock shall be convertible at the option of the holder thereof at any time and without the payment of any additional consideration therefor into such number of fully-paid and nonassessable shares of Class A Common Stock as is determined by dividing the Liquidation Value for such share of Series A-2 Preferred Stock by the then effective Conversion Price for such Series A-2 Preferred Stock, as adjusted pursuant to this Section 6. The Conversion Price (the "Conversion Price") shall initially be equal to the Liquidation Value for such share of Series A-2 Preferred Stock, and thereafter shall be subject to adjustment as hereinafter provided. Each person who holds of record Series A-2 Preferred Stock immediately prior to such optional conversion, shall be entitled to all dividends that have been declared by the Board of Directors, but not paid or set apart for payment on the Series A-2 Preferred Stock prior to the time of the optional conversion. Any such dividends shall be paid to the holders of the Series A-1 Preferred Stock, the Series A-2 Preferred Stock, Series A-3 Preferred Stock, Series A-4 Preferred Stock, Series A-5 Preferred Stock, Series A-6 Preferred Stock, Series A-7 Preferred Stock and all other series of Preferred Stock that rank equal to the foregoing series (on a parity basis) no later than thirty (30) days after the optional conversion.

          (b) All shares of Series A-2 Preferred Stock shall automatically be converted into shares of Class A Common Stock at the then effective Conversion Price for such Series A-2 Preferred Stock, as adjusted pursuant to this Section 6, immediately upon the earlier of (i) the closing of a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of any of the Corporation's capital stock for the account of the Corporation, (x) at an aggregate offering price (prior to any underwriting discounts and commissions) of not less than $50,000,000, and (y) which implies a before-the-offering market capitalization of the Corporation of at least $250,000,000 (a "Qualified Initial Public Offering") and (ii) the date specified by written consent or agreement of the holders of at least 75% of the voting power of the then outstanding Series A-1 Preferred Stock, Series A-2 Preferred Stock, Series A-3 Preferred Stock, Series A-4 Preferred Stock, Series A-5 Preferred Stock, Series A-6 Preferred Stock and all other series of Preferred Stock hereafter designated that rank equal to the foregoing series (other than the shares of Series A-7 Preferred Stock and any other series of Preferred Stock hereafter designated that ranks equal to the Series A-1 Preferred Stock, Series A-2 Preferred Stock, Series A-3 Preferred Stock, Series A-4 Preferred Stock, Series A-5 Preferred Stock and Series A-6 Preferred Stock except with respect to voting rights) (voting together as a single class on an as-converted basis). In addition, if, at any time, less than fifteen percent (15%) of the number of shares of Series A-1 Preferred Stock, Series A-2 Preferred Stock, Series A-3 Preferred Stock, Series A-4 Preferred Stock, Series A-5 Preferred Stock, Series A-6 Preferred Stock, Series A-7 Preferred Stock and all other series of Preferred Stock hereafter designated that rank equal to the foregoing series outstanding as of the Original Issue Date (as defined below) is outstanding, not taking into account any reduction in the number of such shares outstanding that has resulted from a reverse stock split, combination, reclassification or other capital restructuring, the Corporation shall have the option to convert such shares into shares of Class A Common Stock at the then effective Conversion Price. Each person who holds of record Series A-1 Preferred Stock, Series A-2 Preferred Stock, Series A-3 Preferred Stock, Series A-4 Preferred Stock, Series A-5 Preferred Stock, Series A-6 Preferred Stock, Series A-7 Preferred Stock and all other series of Preferred Stock hereafter designated that rank equal to the foregoing series immediately prior to such automatic conversion, shall be entitled to all dividends that have been declared by the Board of Directors, but not paid or set apart for payment on the Series A-1 Preferred Stock, Series A-2 Preferred Stock, Series A-3 Preferred Stock, Series A-4 Preferred Stock, Series A-5 Preferred Stock, Series A-6 Preferred Stock, Series A-7 Preferred Stock and all other series of Preferred Stock hereafter designated that rank equal to the foregoing series prior to the time of the automatic conversion. Any such dividends shall be paid to all such holders (on a parity basis) no later than thirty (30) days after the automatic conversion.

          (c) No fractional shares of Class A Common Stock shall be issued upon conversion of the Series A-2 Preferred Stock. In lieu of any fractional shares to which a holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the then effective Conversion Price for such Series A-2 Preferred Stock.

          (d) Before any holder of Series A-2 Preferred Stock shall be entitled to convert the same into full shares of Class A Common Stock under Section 6(a) or receive certificates for the shares of Class A Common Stock issued upon conversion under Section 6(b), such holder must surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation, and if the conversion is pursuant to Section 6(a) hereof, such holder must give written notice to the Corporation at such office that such holder elects to convert the same. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series A-2 Preferred Stock a certificate or certificates for the number of shares of Class A Common Stock to which such holder is entitled, together with cash in lieu of any fraction of a share. The Corporation will not be obligated to issue certificates for shares of Class A Common Stock unless and until certificates evidencing the converted shares of the Series A-2 Preferred Stock are delivered to the Corporation.

          (e) Such conversion under Section 6(a) shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series A-2 Preferred Stock to be converted, and such conversion under Section 6(b) shall be deemed to have been made immediately prior to the date of the event specified herein as of which conversion is to be effective. Shares of the Series A-2 Preferred Stock to be so converted will be deemed to have been converted and canceled on such date, and the person or persons entitled to receive the shares of Class A Common Stock issuable upon such conversion will be treated for all purposes as the record holder or holders of such shares of Class A Common Stock on such date.

          (f) Issues pertaining to dilution of stock value will be managed by the following conversion price adjustments:

                    (i)  Definitions.  For purposes of this Section 6(f), the
                         -----------
          following definitions shall apply:

                    (A)  "Additional Share of Common Stock" shall mean any share
                          --------------------------------
          of Common Stock issued (or deemed to be issued) by the Corporation after the Original Issue Date, except that notwithstanding anything to the contrary herein, "Additional Share of Common Stock" shall not, under any circumstance, mean any security issued or issuable (i) upon conversion of, or as a dividend or distribution on, a share of Series A-1 Preferred Stock, Series A-2 Preferred Stock, Series A-3 Preferred Stock, Series A-4 Preferred Stock, Series A-5 Preferred Stock, Series A-6 Preferred Stock, Series A-7 Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series E Preferred Stock, (ii) upon conversion of, in lieu of or as a substitute for Class B Common Stock,
          (iii) upon the exercise of any Warrant or Option outstanding as of the Original Issue Date, (iv) to a director, officer or employee of, or consultant to, the Corporation or its subsidiaries directly or pursuant to any employment, bonus or consulting agreement or pension, profit sharing, deferred compensation, stock bonus, retirement, stock purchase, phantom stock, restricted stock, option or other plan or any other employee stock incentive program existing or outstanding as of the Original Issue Date or to the extent such arrangements are approved by the compensation committee of the Board of Directors or a majority of the non-employee directors on the Board of Directors after the Original Issue Date, (v) in connection with the any borrowings, direct or indirect, from financial institutions, insurance companies or other lending institutions regularly engaged in the business of lending money or lease financing by the Corporation, whether or not presently authorized, including any type of loan or payment evidenced by any type of debt instrument, provided that such borrowings are approved by a majority of the non-employee directors on the Board of Directors, (vi) in connection with an acquisition, consolidation, combination, merger or similar transaction approved by a majority of the non-employee directors on the Board of Directors or (vii) to a Regulated Holder (as defined in the Investor Rights Agreement (as hereinafter defined)) pursuant to the terms and conditions of the Investor Rights Agreement.

                    (B)   "Anti-Dilution Price" initially shall mean $12.00 per
                           -------------------
          share, shall be adjusted from time to time as provided in this Section 6(f) and, as so adjusted, shall remain in effect until further adjustment thereof is required by this Section 6(f).

                    (C)   "Convertible Securities" shall mean any evidences of
                           ----------------------
          indebtedness, shares or other securities (other than Common Stock and Preferred Stock) directly or indirectly convertible into or exchangeable for Class A Common Stock.

                    (D)   "Option" shall mean rights, options or warrants (other
                           ------
          than Convertible Securities) to subscribe for, purchase or otherwise acquire Class A Common Stock, Series C Preferred Stock or Convertible Securities.

                    (E)   "Original Issue Date" shall mean January 6, 2000.
                           -------------------

                    (F)   "Warrant" shall mean an instrument granting the holder
                           -------
          a long-term option to buy shares of the Corporation at a fixed price.

                    (ii)  No Adjustment.  Notwithstanding anything herein to the
                          -------------
          contrary, no adjustment in the number of shares of Class A Common Stock into which the Series A-2 Preferred Stock is convertible shall be made by adjustment in the Conversion Price of Series A-2 Preferred Stock or otherwise by reason of the issuance of Additional Shares of Common Stock or otherwise unless the consideration per share for an Additional Share of Common Stock issued, or deemed to be issued, by the Corporation is less than the Anti-Dilution Price as then in effect for such share of Series A-2 Preferred Stock.

                    (iii) Issuance of Securities Deemed Issuance of Additional
                          ----------------------------------------------------
          Shares of Common Stock.
          ----------------------

                    (A)   Options and Convertible Securities.  In the event the
                          ----------------------------------
          Corporation at any time, or from time to time, after the Original Issue Date shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein for a subsequent adjustment of such number) of Class A Common Stock issuable upon the exercise of such Options, or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that Additional Shares of Common Stock shall not be deemed to have been issued unless the consideration per share (determined pursuant to Section 6(f)(v) hereof), of such Additional

          Shares of Common Stock would be less than the Anti-Dilution Price as then in effect, and provided further, that in any such case in which Additional Shares of Common Stock are deemed to be issued:

                         (I) no further adjustment in the Conversion Price or Anti-Dilution Price shall be made upon the subsequent issue of Convertible Securities or shares of Class A Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities;

                         (II) if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase in the consideration payable to the Corporation, or decrease in the number of shares of Class A Common Stock issuable, upon the exercise, conversion or exchange thereof, the Conversion Price and the Anti-Dilution Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease;

                         (III) upon the expiration of any such Options or any rights of conversion or exchange under such Convertible Securities that shall not have been exercised, the Conversion Price and the Anti-Dilution Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon such expiration, be recomputed as if: (a) in the case of Convertible Securities or Options for Class A Common Stock the only Additional Shares of Common Stock issued were the shares of Class A Common Stock, if any, actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by the Corporation for the issue of all such Options, whether or not exercised, plus the consideration actually received by the Corporation upon such exercise, or for the issue of all such Convertible Securities that were actually converted or exchanged, plus the additional consideration, if any, actually received by the Corporation upon such conversion or exchange; and (b) in the case of Options for Convertible Securities only the Convertible Securities, if any, actually issued upon the exercise thereof were issued at the time of issue of such Options, and the consideration received by the Corporation for the Additional Shares of Common Stock deemed to have been then issued was the consideration actually received by the Corporation for the issue of all such Options, whether or not exercised, plus the consideration deemed to have been received by the Corporation upon the issue of the Convertible Securities with respect to which such Options were actually exercised;

                         (IV) no readjustment pursuant to clause (II) or (III) above shall have the effect of increasing the Conversion Price or the Anti-Dilution Price to an amount that exceeds the lower of
               (a) the Conversion Price or the Anti-Dilution Price, as the case may be, before the adjustment thereof originally made in respect of the issuance of, or fixing a record date with respect to, such Options or Convertible Securities, or (b) the Conversion Price or the Anti-Dilution Price, as the case may be, that would have resulted from any issuance of Additional Shares of Common Stock between the original adjustment date and such readjustment date if the original adjustment with respect to such Options or Convertible Securities had never been made;

                         (V) in the case of any Options that expire by their terms not more than 30 days after the date of issue thereof, no adjustment of the Conversion Price or the Anti-Dilution Price shall be made until the expiration or exercise of all such Options, whereupon such adjustment shall be made in the same manner provided in clause (III) above; and

                    (VI) if such record date is fixed and such Options or
               Convertible Securities are not issued on the date fixed therefor, the adjustment previously made in the Conversion Price and the Anti-Dilution Price that became effective on such record date shall be canceled as of the close of business on such record date, and thereafter the Conversion Price and the Anti-Dilution Price shall be adjusted pursuant to Section 6(f)(iii) as of the actual date of their issuance.

               (B)  Stock Dividends, Stock Distributions and Subdivisions.
                    -----------------------------------------------------

                         (I) In the event the Corporation at any time, or from time to time, after the Original Issue Date shall declare or pay any dividend or make any other distribution on the Class A Common Stock payable in Class A Common Stock, or effect a subdivision of the outstanding shares of Class A Common Stock (by reclassification or otherwise than by payment of a dividend in Class A Common Stock), then and in any such event, Additional Shares of Common Stock shall be deemed to have been issued (a) in the case of any such dividend or distribution, immediately after the close of business on the record date for the determination of holders of any class of securities entitled to receive such dividend or distribution or (b) in the case of any such subdivision, at the close of business on the date immediately prior to the date upon which such corporate action becomes effective.

                         (II) If such record date shall have been fixed and such dividend shall not have been fully paid on the date fixed therefor, the adjustments previously made in the Conversion Price and the Anti-Dilution Price, which became effective on such record date, shall be canceled as of the close of business on such record date, and thereafter the Conversion Price and the Anti-Dilution Price shall be adjusted pursuant to this Section 6(f)(iii) as of the time of actual payment of such dividend.

               (iv) Adjustment of Conversion Price and Anti-Dilution Price Upon
                    -----------------------------------------------------------
     Issuance of Additional Shares of Common Stock.
     ---------------------------------------------

               (A)  Adjustment.  Subject to Section 6(f)(iv)(B) below, in the
                    ----------
     event the Corporation shall issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section 6(f)(iii), but excluding Additional Shares of Common Stock deemed to be issued pursuant to Section 6(f)(iii)(B), which event is dealt with in Section 6(f)(vi)) for a consideration per share less than the Anti-Dilution Price in effect immediately before the time of such issue, then and in such event, the Conversion Price and such Anti-Dilution Price shall both be reduced, concurrently with such issue, to prices (calculated to the nearest cent) determined by multiplying such Conversion Price and such Anti-Dilution Price by a fraction, (A) the numerator of which is the number of shares of Class A Common Stock outstanding immediately before such issue plus the number of shares of Class A Common Stock that the aggregate consideration received by the Corporation for the total Additional Shares of Common Stock issued would purchase if the purchase price per share equaled the then-existing Anti-Dilution Price, and (B) the denominator of which is the number of shares of Class A Common Stock outstanding immediately before such issue plus the number of Additional Shares of Common Stock actually issued.

               (B)  Failure to Participate in Financing.  Notwithstanding
                    -----------------------------------
     Section 6(f)(iv)(A) above, this Section 6(f)(iv)(B) shall apply if (A) the Corporation issues Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section 6(f)(iii), but excluding Additional Shares of Common Stock deemed to be issued pursuant to Section 6(f)(iii)(B), which event is dealt with in Section 6(f)(vi)) for a consideration per share less than the Anti-Dilution Price in effect immediately before the time of such issue, (B) the holders of Series A-2 Preferred Stock have rights under that certain Investors Rights Agreement among the Corporation and certain investors of the Corporation, as it may be amended from time to time (the "Investors Rights Agreement") to purchase their pro rata share of such issuance, and (C) a holder of Series A-2 Preferred Stock (a "Non-Participating Holder") fails to fully exercise such right, then, in such event, the Conversion Prices for any Non-Participating Holders' shares of Series A-2 Preferred Stock shall not be adjusted as described in Section 6(f)(iv)(A) above in connection with the issuance of such Additional Shares of Common Stock. The shares of Series A-2 Preferred Stock held by any Non-Participating Holder shall thereafter not be transferable unless and until a legend covering the foregoing matters is affixed thereto. The provisions of this Section 6(f)(iv)(B) may be waived by the holders of 75% of the voting power of the outstanding Series A-1 Preferred Stock, Series A-2 Preferred Stock, Series A-3 Preferred Stock, Series A-4 Preferred Stock,

     Series A-5 Preferred Stock, Series A-6 Preferred Stock and all other series of Preferred Stock hereafter designated that rank equal to the foregoing series (other than the Series A-7 Preferred Stock and any other series of Preferred Stock hereafter designated that ranks equal to the Series A-1 Preferred Stock, Series A-2 Preferred Stock, Series A-3 Preferred Stock, Series A-4 Preferred Stock, Series A-5 Preferred Stock and Series A-6 Preferred Stock except with respect to voting rights), voting together as a single class on an as-converted basis.

               (v)  Determination of Consideration. For purposes of this Section
                    ------------------------------
     6(f), the consideration received by the Corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:

               (A)  Cash and Property.  Such consideration shall:
                    -----------------

                         (I) insofar as it consists of cash, be computed at the aggregate amount of cash received by the Corporation, less any amounts theretofore paid by the Corporation for accrued interest or accrued dividends;

                         (II) insofar as it consists of property other than cash, be computed at the fair value thereof at the time of such issue, as determined in good faith by the Board of Directors; and

                         (III) in the event Additional Shares of Common Stock are issued together with other shares or securities or other assets of the Corporation, for consideration that covers both, be the proportion of such consideration so received which relates to the Additional Shares of Common Stock, computed as provided in clauses (I) and (II) above, as determined in good faith by the Board of Directors.

               (B)  Options and Convertible Securities.  The consideration per
                    ----------------------------------
          share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Section 6(f)(iii)(A), relating to Options and Convertible Securities, shall be determined by dividing (I) the total amount, if any, received or receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by (II) the maximum number of shares of Class A Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

               (ii)   Adjustment for Dividends, Distributions, Subdivisions,
                      ------------------------------------------------------
     Combinations or Consolidation of Class A Common Stock.
     -----------------------------------------------------

               (A)    Stock Dividends, Distributions or Subdivisions. In the
                      ----------------------------------------------
          event the Corporation shall issue Additional Shares of Common Stock pursuant to Section 6(f)(iii)(B) in a stock dividend, stock distribution or subdivision, the Conversion Price and the Anti-Dilution Price in effect immediately prior to such stock dividend, stock distribution or subdivision shall, concurrently with the effectiveness of such stock dividend, stock distribution or subdivision, be proportionately decreased.

               (B)    Combinations or Consolidations. In the event the
                      ------------------------------
          outstanding shares of Class A Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Class A Common Stock, the Conversion Price and the Anti-Dilution Price in effect immediately prior to such combination or consolidation shall, concurrently with the effectiveness of such combination or consolidation, be proportionately increased.

               (iii)  Adjustment for Merger or Reorganization, etc.  In case of
                      --------------------------------------------
     any consolidation or merger of the Corporation with or into another corporation or the conveyance of all, or substantially all, of the assets of the Corporation to another corporation, each share of Series A-2 Preferred Stock shall thereafter (unless payment shall have been made to the holders of the Series A-2 Preferred Stock of the full amount to which they shall have been entitled pursuant to Section 5) be convertible into the number of shares of stock or other securities or property to which a holder of the number of shares of Class A Common Stock of the Corporation deliverable upon conversion of such Series A-2 Preferred Stock would have been entitled upon such consolidation, merger or conveyance; and, in any such case, appropriate adjustment (as determined by the Board of Directors) shall be made in the application of the provisions herein set forth with respect to the rights and interest thereafter of the holders of the Series A-2 Preferred Stock, to the end that the provisions set forth herein (including provisions with respect to changes in and other adjustments of the Conversion Price and the Anti-Dilution Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon the conversion of the Series A-2 Preferred Stock.

          (g)  No Impairment; Waiver.  The Corporation will not, by amendment of
               ---------------------
its Amended and Restated Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid, the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of Section 6 and in the taking of all such action as may be necessary or appropriate, in order to protect the Conversion Rights of the holders of the Series A-2 Preferred Stock against impairment. Notwithstanding anything in this Section 6 to the contrary, except with respect to Section 6(f)(iv)(B), the holders of 66?% of the voting power of the outstanding Series A-1 Preferred Stock, Series A-2 Preferred Stock, Series A-3 Preferred Stock, Series A-4 Preferred Stock, Series A-5 Preferred Stock, Series A-6 Preferred Stock and all other series of Preferred Stock hereafter designated that rank equal to the foregoing series (other than the Series A-7 Preferred Stock and any other series of Preferred Stock hereafter designated that ranks equal to the Series A-1 Preferred Stock, Series A-2 Preferred Stock, Series A-3 Preferred Stock, Series A-4 Preferred Stock, Series A-5 Preferred Stock and Series A-6 Preferred Stock except with respect to voting rights), voting together as a single class on an as-converted basis may waive the application of the provisions of this Section 6 with respect to Conversion Price and Anti-Dilution Price adjustment by written notice to the Corporation given prior to the issuance of any Additional Share of Common Stock.

          (h)  Certificate as to Adjustments.  Upon the occurrence of each
               -----------------------------
adjustment or readjustment of the Conversion Price and the Anti-Dilution Price pursuant to this Section 6, the Corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof, and furnish to each holder of Series A-2 Preferred Stock a certificate setting forth the amount of such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series A-2 Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Price and the Anti-Dilution Price at the time in effect, and (iii) the number of shares of Class A Common Stock and the amount, if any, of other property that at the time would be received upon the conversion of Series A-2 Preferred Stock.

          (i)  Notices of Record Date.  In the event of any taking by the
               ----------------------
Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend which is the same as cash dividends paid in previous quarters) or other distribution, the Corporation shall mail to each holder of Series A-2 Preferred Stock a notice specifying the date on which any such record is to be taken for the purpose of such dividend or distribution at least ten (10) days prior to such record date.

          (j)  Common Stock Reserved.  The Corporation shall, at or prior to the
               ---------------------
time of any conversion, take any and all action necessary to increase its authorized but unissued Class A Common Stock and to reserve and keep available out of its authorized but unissued Class A Common Stock, such number of shares of Class A Common Stock as shall, from time to time, be sufficient to effect conversion of the Series A-2 Preferred Stock.

     Section 7.  Redemption.  At any time after March 27, 2005, upon at least
                 ----------
forty-five (45) days prior written notice to the Corporation from the holders of at least 66?% of the voting power of the outstanding Series A-2 Preferred Stock, Series A-3 Preferred Stock, Series A-4 Preferred Stock, Series A-5 Preferred Stock, Series A-6 Preferred Stock and any other series of Preferred Stock hereafter designated and entitled to vote hereon (which shall not include the

Series A-1 Preferred Stock and the Series A-7 Preferred Stock), voting together as a single class on an as-converted basis, the holders of Series A-2 Preferred Stock, Series A-3 Preferred Stock, Series A-4 Preferred Stock, Series A-5 Preferred Stock, Series A-6 Preferred Stock and any other series of Preferred Stock hereafter designated and entitled to vote hereon (which shall not include the Series A-1 Preferred Stock and the Series A-7 Preferred Stock) shall have the right, unless postponed or waived as provided below, to compel the Corporation to redeem out of funds legally available therefor all, but not less than all, of the outstanding shares of Series A-1 Preferred Stock, Series A-2 Preferred Stock, Series A-3 Preferred Stock, Series A-4 Preferred Stock, Series A-5 Preferred Stock, Series A-6 Preferred Stock, Series A-7 Preferred Stock and all other series of Preferred Stock hereafter designated that rank equal to the foregoing series for an amount (the "Optional Redemption Amount") equal to the Liquidation Preference as of the date of such redemption (the "Redemption Date"), on each share of Preferred Stock being redeemed. Each holder of shares to be redeemed may, by written notice to the Corporation given at least fifteen
(15) days prior to the Redemption Date and with the prior written consent of the Corporation, postpone or waive the optional redemption right specified in this
Section 7(a) with respect to all, but not less than all, such holder's shares.

          The Corporation shall give at least twenty-five (25) days prior notice of a redemption by mail, postage prepaid, to each of the holders of record of the Series A-2 Preferred Stock. Such notice shall be addressed to each holder at the address as it appears on the stock transfer books of the Corporation and shall specify the Redemption Date. On or before the Redemption Date, as specified in such notice, unless postponed or waived as provided in the preceding paragraph, each of the holders of Series A-2 Preferred Stock, shall surrender his or her certificate for the shares to be redeemed. At the option of the Corporation, up to fifty percent (50%) of the Optional Redemption Amount payable per share of Series A-2 Preferred Stock being redeemed may be paid in the form of a promissory note (each a "Redemption Note") payable to the order of and to be delivered to each holder on the Redemption Date with a maturity date for the payment of principal and interest not later than the first anniversary of the Redemption Date. Each such Redemption Note shall specify an interest rate of eight percent (8.0%) per annum on the unpaid principal amount. Shares of the Series A-2 Preferred Stock to be so redeemed will be deemed to have been redeemed and canceled on the Redemption Date regardless of whether the holder has surrendered to the Corporation the certificate(s) for such shares. After the Redemption Date and prior to the payment in full of each Redemption Note, the Corporation will not (x) create, assume or in any manner be or become liable in respect of any indebtedness (as such may be classified in accordance with generally accepted accounting principles), excluding any indebtedness that, by the express terms of the instrument governing the same, is made subordinate or junior in right of payment of the principal and interest thereon to the prior payment in full of each Redemption Note, (i) unless the aggregate amount of indebtedness that will be outstanding after such indebtedness is incurred will not materially exceed the amount of indebtedness outstanding as of the Redemption Date or (ii) such indebtedness that is incurred is used to pay in full each Redemption Note or (y) declare any dividend on, make any payment on account of, or set apart assets for a sinking or other analogous fund for the purchase, redemption, retirement or other acquisition of, any shares of any class of stock of the Corporation except as expressly required by any agreements existing as of the Redemption Date, or make any other distribution in respect thereof or by way of a capital distribution, either directly or indirectly, whether in cash or property or in obligations of the Corporation.


                  [remainder of page intentionally left blank]

          IN WITNESS WHEREOF, AmericasDoctor.com, Inc. has caused this Certificate to be duly executed by its Chief Executive Officer and attested to by its Secretary this 27/th/ day of March, 2000.


                              AMERICASDOCTOR.COM, INC.



                              By /s/ Steven M. Rauscher
                              ------------------------------
                                 Chief Executive Officer


ATTEST:


/s/ David R. Adamoli
--------------------------
Secretary

                                       19